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                                                                    EXHIBIT 10.2


                                 PROMISSORY NOTE



$50,000 IN PRINCIPAL                                         AS OF JUNE 26, 2001


         FOR VALUE RECEIVED, CityXpress.com Corp., a Florida corporation ("Borrower"), promises to pay to the order of Phil Dubois ("Lender"), the principal of FIFTY THOUSAND DOLLARS ($50,000) advanced to Borrower by and among Borrower, WelcomeTo Search Engine Inc., a private British Columbia, Canada company, and Xceedx Technologies Inc., a private British Columbia, Canada company, and Lender in lawful money of Canada and to pay interest on the unpaid balance hereof calculated from the date of this Note until such amount is repaid, in like money at an interest rate of 9.7% per annum calculated and compounded half-yearly not in advance as set by the North Shore Credit Union. The principal sum of $50,000 and the accrued but unpaid interest on this Note shall become due and payable upon demand of the Lender.

         This $50,000 shareholder loan is an addition to the June 13, 2000 $125,000 loan made to the Borrower. The new monthly payments for the combined loans of $175,000 is $1,530.14 consisting of principal and interest. The interest on the new combined loan of $175,000 is 9.7%. The new payment terms and interest on the combined loan amount of $175,000 replaces the payment terms and interest rate on the June 13, 2000 shareholder loan.

         Payment shall be made by Borrower to Lender at 6832 Linden Avenue Burnaby BC V5E 3G4 or at such other address as Lender may from time to time specify in writing to Borrower. Interest shall be computed at 9.7% per annum calculated and compounded half-yearly not in advance. The Borrower will make monthly payments to the Lender on the 19th day of each month.

         No delay or omission of the holder to exercise rights under this Note shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver of any default shall be construed, taken or held to be a waiver, acquiescence in or consent to, any further or succeeding default of the same nature.

         Borrower, and each endorser, and any other party ever liable for payment of any sums of money payable on this Note, agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any release or change in any security for the payment of this Note, and hereby consent to any and all such.

         This Note may be prepaid without penalty, in whole or in part, at any time.

         In the event this Note is placed in the hands of attorneys for collection, or is collected by suit or through a court of bankruptcy, Borrower shall pay to the holder hereof court costs and reasonable attorney's fees for such collection. This Note shall be governed by and construed in


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accordance with the laws of the State of Iowa excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.



Signed at Vancouver, BC on June 26, 2001


                                                      CityXpress.com Corp.


                                             By:
                                                -------------------------------
                                                         Phil M. Dubois
                                                           President &
                                                     Chief Executive Officer


                                                      CityXpress.com Corp.


                                             By:
                                                -------------------------------
                                                            Ken Bradley
                                                    Chief Operating Officer &
                                                    Chief Financial Officer


                                                             Witness:

                                             By:
                                                -------------------------------
                                                            Roger Kong
                                                            Controller